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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 19, 1999 for Physicians' Online, Inc. in Mediconsult.Com, Inc.'s Prospectus, filed November 30, 1999 with the SEC pursuant to Rule 424(b) under the Securities Act, as amended, and to all references to our Firm included in this prospectus.



                                                        /s/ ARTHUR ANDERSEN LLP

New York, New York
December 15, 1999